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                                                                    EXHIBIT 99.1
MAY 24,2002       5:15 PACIFIC      08:15 EASTERN

  DAISYTEK OFFER DOCUMENT MAILED TO ISA SHAREHOLDERS; ACCEPTANCES REPRESENTING
               56.5% OF U.K. WHOLESALER'S ORDINARY SHARES IN HAND;
                         CLOSING COULD COME IN LATE JUNE

    ALLEN, Texas--(BUSINESS WIRE)--May 24, 2002--Daisytek International Corporation (Nasdaq:DZTK), which announced on May 7 its intention to make a cash offer for all of the ordinary share capital of ISA International plc (London
AIM: ISA.L), mailed a recommended offer to ISA shareholders Thursday.

    Mailing of the offer document sets a timetable in motion that could see the deal closing as early as June 27. Daisytek, a $1.2 billion wholesale distributor of computer and office supplies and provider of marketing and demand-generation services, has already received irrevocable commitments to accept the offer in respect of 56.5% of ISA ordinary shares. ISA's directors are recommending in the offer document acceptance of Daisytek's proposal. Due to Daisytek's effective control over ISA, Daisytek will consolidate ISA's results for approximately two months of the first quarter of fiscal year 2003 regardless of the final closing date or outcome of the offer.

    ISA -- one of the largest, publicly listed, pan-European computer supplies distributors -- announced that its shareholders passed a resolution related to borrowing limits at an extraordinary general meeting held Wednesday and that its directors have approved the fiscal and calendar year 2001 financial statements.

    As Daisytek announced on May 7, the cash offer is 7.5 pence (approximately $0.11) in cash for each ordinary share, which values the existing issued ordinary share capital of ISA at approximately 4.4 million pounds sterling (approximately $6.4 million). ISA shareholders are also being offered a share alternative in unregistered Daisytek common stock.

    About Daisytek

    Daisytek is a leading wholesale distributor of computer and office supplies and professional tape products, in addition to providing marketing and demand generation services. Daisytek sells its products and services in the United States, Canada, Australia, Mexico and South America. Daisytek distributes more than 20,000 nationally known, name-brand computer and office supplies products and over 2,800 professional tape products from numerous manufacturers. Daisytek is headquartered near Dallas. This news release and more information about Daisytek are available at www.daisytek.com. The company's annual report is at www.dztkannualreport.com. These Web sites are not part of this release. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved.

    The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather

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reflect our current expectations concerning future results and events.
Forward-looking statements relating to such matters as our financial condition and operations, including forecasted information, are based on our management's current intent, belief or expectations regarding our industry or us. These forward-looking statements including forecasts are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

    Certain factors, including but not limited to, general economic conditions, industry trends, the loss of key suppliers or customers, the loss or material decline in service of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses and investments, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties, exchange rate fluctuations, currency devaluations and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. There may be additional risks that we do not currently view as material or that are not presently known.

    Other factors that could affect Daisytek are set forth in Daisytek's 10-K for the fiscal year ended March 31, 2001.


    CONTACT: Daisytek International
             Jim Powell, 972/881-4700
             or
             Michael A. Burns & Associates
             Craig McDaniel, 214/521-8596
             Mobile 214/616-7186
             cmcdaniel@mbapr.com